Letter Agreement

August 7th, 2007

Secure America Acquisition Corporation
1005 North Glebe Road
Suite 550
Arlington, Virginia 22201

Dear Ladies and Gentlemen:

We are providing you with this Letter Agreement in connection with the Operating Agreement dated as of June 8, 2007 (the “Operating Agreement”), between C. Thomas McMillen (“McMillen”), Harvey L. Weiss (“Weiss”, and together with McMillen, the “Members”) and Secure America Holdings, LLC (the “Company”, and together with the Members, the “Parties”). Capitalized terms not otherwise defined in this Letter Agreement shall have the meanings specified in the Operating Agreement.

1. The Parties hereby acknowledge and agree that (i) the Members are the sole Members of the Company and (ii) the Company serves as the managing member of Secure America Acquisition Holdings, LLC (“SAAH”), pursuant to that certain Amended and Restated Limited Liability Company Operating Agreement dated as of June 8, 2007, made by SAAH and the members listed on Schedule A thereof.

2. Each of the Members hereby acknowledges and agrees that, until the date of the consummation of the initial business combination (the “Business Combination”) by Secure America Acquisition Corporation (“SAAC”), (i) fifty percent (50%) of the Company will be owned and controlled by McMillen and (ii) fifty percent (50%) of the Company will be owned and controlled by Weiss.

3. Each of McMillen and Weiss hereby acknowledges and agrees that, until the date of the Business Combination, each of McMillen and Weiss shall not transfer any portion of their respective membership interests in the Company to another Member of the Company or to any other person or entity, except that the Members may transfer their interests in the Company to their respective family members and trusts of such family members for estate planning purposes or, upon the death of a Member, to an estate or beneficiaries of such Member; provided, that in each case, any such transferees will be subject to the same transfer restrictions as the Members until the date of the Business Combination.

This letter agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Letter Agreement may  be executed by telefacsimile transmission, and such telefacsimile signatures shall be binding, of full force and effect, and treated as original signatures. This Letter Agreement shall be governed by the substantive laws (other than conflict laws) of the State of Delaware. Any provision of this Letter Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Letter Agreement, and the effect thereon shall be confined to the provision so held to be invalid or unenforceable.

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Please confirm your agreement with the foregoing by signing and returning the enclosed copy of this Letter Agreement to the undersigned, whereupon this Letter Agreement shall become a binding agreement among us and you.

C. THOMAS MCMILLEN

/s/ C. Thomas McMillen

HARVEY L. WEISS

/s/ Harvey L. Weiss

SECURE AMERICA HOLDINGS, LLC

By:	/s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: CEO

Accepted and Acknowledged as of the 7th
day of August, 2007.

SECURE AMERICA ACQUISITION CORPORATION

By: /s/ C. Thomas McMillen
Name: C. Thomas McMillen Title: Co-CEO